AMENDMENT #1

TO THE CONVERSION AGREEMENT

This Amendment No. 1, dated January 4, 2018 (this “Amendment”), is by and between Blink Charging Co., (f/k/a Car Charging Group, Inc.) a Nevada corporation (the “Company”) and BLNK Holdings LLC, a Delaware limited liability company (“BLNK”) (referred to collectively herein as the “Parties”).

WHEREAS, the Company and BLNK entered into a Conversion Agreement (the “Agreement”) dated as of August 23, 2017. All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Agreement.

NOW, THEREFORE, the Company and BLNK agree as follows:

1. Extension of Expiration of this Agreement. The sentence in the Agreement that commences with “If the Offering does not close by 5:00 PM Eastern Standard Time…” shall be amended and replaced in its entirety with the following:

“If the Offering does not close by 5:00 PM Eastern Standard Time on February 14, 2018, this Agreement shall expire and the Company shall again owe the Debt, plus any further interest, to BLNK.”

ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this Amendment by signing below:

BLNK HOLDINGS CO.	BLNK HOLDINGS LLC
/s/ Michael J. Calise	/s/ Michael D. Farkas
Michael J. Calise, Chief Executive Officer